As filed with the Securities and Exchange Commission on March 1, 2013
Registration No. 333 – ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)
Massachusetts 04-3039129
(State or other jurisdiction of (I.R.S. Employer
incorporation or organization) Identification Number)
130 Waverly Street, Cambridge, Massachusetts 02139
(617) 341-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________
Jeffrey M. Leiden
Chairman, Chief Executive Officer and President
Vertex Pharmaceuticals Incorporated
130 Waverly Street, Cambridge, Massachusetts 02139
(617) 341-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:

Michael L. Fantozzi, Esq. Daniel T. Kajunski, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, Massachusetts 02111 (617) 542-6000	Kenneth L. Horton, Esq. Executive Vice President and Chief Legal Officer Vertex Pharmaceuticals Incorporated 130 Waverly Street, Cambridge, Massachusetts 02139 (617) 341-6100
Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒        Accelerated filer ☐        Non-accelerated filer ☐        Smaller reporting company ☐
(Do not check if a smaller reporting company)
____________________

CALCULATION OF REGISTRATION FEE (1)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	—	—	—	—
Debt Securities	—	—	—	—

(1)
An unspecified number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, repurchase, or exchange of any of the debt securities registered hereunder. Separate consideration may not be received for securities that are issuable on conversion, redemption, repurchase or exchange of the debt securities registered hereunder. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS
VERTEX PHARMACEUTICALS INCORPORATED

COMMON STOCK
DEBT SECURITIES

________________

Vertex Pharmaceuticals Incorporated may from time to time offer to sell common stock and/or debt securities. This prospectus describes some of the general terms that may apply to these securities. We also may offer common stock or debt securities upon conversion, redemption, repurchase or exchange of any debt securities. In addition, this prospectus may be used to offer securities for the account of persons other than us. The specific terms of any securities to be offered will be set forth in a supplement to this prospectus. We may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.

________________

Our common stock is listed on the Nasdaq Global Select Market under the symbol “VRTX.” Prospective purchasers of our securities are urged to obtain current information as to the market prices of our common stock. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
________________

The date of this prospectus is March 1, 2013

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS        1
WHERE YOU CAN FIND MORE INFORMATION        1
INCORPORATION BY REFERENCE        2
RATIO OF EARNINGS TO FIXED CHARGES        2
USE OF PROCEEDS        2
THE SECURITIES WE MAY OFFER        2
DESCRIPTION OF CAPITAL STOCK        3
DESCRIPTION OF DEBT SECURITIES        4
LEGAL MATTERS        8
EXPERTS        8

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. Each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.” To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

 The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

Unless the context otherwise requires, “Vertex,” “the Company,” “we,” “us,” “our” and similar names refer to Vertex Pharmaceuticals Incorporated and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

•	inspect a copy of the registration statement, including the exhibits thereto, without charge at the SEC’s public reference room;

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•	obtain a copy from the SEC’s website.

Our internet address is www.vrtx.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports are also available to you free of charge through the “Investors—SEC Filings” section of our website as soon as reasonably practicable after those materials have been electronically filed with, or furnished to, the SEC. Other than the documents filed with the SEC and incorporated by reference into this prospectus, the information contained on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with or furnish to them. Incorporation by reference allows us to disclose important information to you by referring you to other documents filed with or furnished to the SEC containing the other information. The information incorporated by reference is an important part of this prospectus, and any information incorporated by reference is considered part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

•	our annual report on Form 10-K for the year ended December 31, 2012 (filing date March 1, 2013: Commission File No. 000-19319);

•	our current reports on Form 8-K filed with the Commission January 29, 2013 and February 11, 2013 (Commission File No. 000-19319);

•	the portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act (filing date April 10, 2012: Commission File No. 000-19319); and

•
the description of our common stock contained in our registration statement on Form 8-A, including any amendment or report filed for the purpose of updating such description (filing date May 30, 1991: Commission File No. 000-19319).

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of offerings under this prospectus are deemed to be incorporated by reference into, and to be a part of, this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules).
Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You also may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting us at:
Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, Massachusetts 02139
Attn: Investor Relations
(617) 341-6100
RATIO OF EARNINGS TO FIXED CHARGES
Any time we offer debt securities pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.
USE OF PROCEEDS
Except as provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities by us through this prospectus for general corporate purposes. Except as provided in the applicable prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.
THE SECURITIES WE MAY OFFER

We may from time to time offer to sell common stock and/or debt securities. We also may offer common stock or debt securities upon conversion, redemption, repurchase or exchange of any of debt securities. In addition, this prospectus may be used to offer securities for the account of persons other than us. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We also will include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the exchange, quotation system or market, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of our articles of organization and by-laws is a summary and is qualified in its entirety by the provisions of our articles of organization and by-laws. Our authorized capital stock consists of 300,000,000 shares of common stock, $0.01 par value, and 1,000,000 shares of preferred stock, $0.01 par value.
Common Stock
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the liquidation, dissolution or winding up of Vertex, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to any prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, conversion or exchange rights. The rights, powers, preferences and terms of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Our common stock is listed on the Nasdaq Global Select Market under the symbol “VRTX.”
Preferred Stock
Our Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, powers, preferences and terms thereof, including dividend rights, conversion or exchange rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any series or the designation of such series and any restrictions on the issue or reissue of any additional shares of such series or another series, without any further vote or action by stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.
Provisions of Our Articles of Organization and By-laws and Massachusetts Law Relating to a Change in Control and Indemnification
Provisions of our articles of organization and by-laws may discourage specific types of transactions involving an actual or potential change in control of Vertex that might be beneficial to Vertex or its stockholders. Our articles of organization provide for staggered terms for the members of the Board of Directors. Our by-laws grant the directors a right to adjourn annual meetings of stockholders, and certain provisions of the by-laws may be amended only with an 80% stockholder vote.
We are subject to Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly-held Massachusetts corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder or (iii) the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A “business combination” includes a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested stockholders.
We are subject to Massachusetts General Laws Chapter 110D, entitled “Regulation of Control Share Acquisitions.” In general, this statute provides that any stockholder of a corporation subject to this statute who acquires 20% or more of the outstanding voting stock of a corporation may not vote such stock unless the stockholders of the corporation so authorize. The Board of Directors may amend our by-laws to exclude us from this statute prospectively.
Our articles of organization provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for (i) any breach of such director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) the authorization of illegal dividends or redemptions, or the authorization of a loan of any of our assets to one of our officers or directors that is not repaid or (iv) any transactions from which such director derived an improper personal benefit. This provision does not eliminate director liability under federal securities laws or preclude non-monetary relief under state law. In addition, our by-laws provide that we shall, to fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses incurred in connection with service for us or on our behalf.
Transfer Agent and Registrar
 Computershare Investor Services is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

We conduct some of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries’ creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness or from imposing restrictions on the ability of our subsidiaries to pay dividends to us or others. Under this caption, the phrase “the Company” refers solely to Vertex Pharmaceuticals Incorporated.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be payable in currency of the United States or in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the aggregate principal amount and any limit on the amount that may be issued;

•
the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•
the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to extend the period of payment of interest and the maximum length of any such extension;

•	the date, if any, after which, and the price at which, we may, at our option, redeem debt securities of the series pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, debt securities of the series;

•	a discussion on any material or special United States federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours. We will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, if we are not the surviving entity in any such transaction, our successor or the acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
We will set forth in the applicable prospectus supplement the events of default under the indentures with respect to any series of debt securities that we may issue.
No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then, if so specified in the applicable prospectus supplement, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been remedied or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of a series;

•	reducing the principal amount, reducing the rate of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, accompanied by a written instrument of transfer if so required by us or the security registrar, at the office of the security registrar designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar that we initially designate for any debt securities.
If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series presented at the office or agency designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. We will name in the applicable prospectus supplement the office or agency that we initially designate for the debt securities of a particular series. We will maintain an office or agency in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
The obligations of the Company pursuant to any subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will provide us with an opinion as to the legal matters in connection with the securities to be offered under this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the Registrant’s estimates of the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Item	Amount

Registration fees	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Printing fees	**
Trustees’ fees	**
Miscellaneous fees and expenses	$ **
Total	$ **

*    Omitted because registration fees are being deferred pursuant to Rule 456(b) and 457(r).

**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Part D of Article 6 of the Articles of Organization of the Registrant provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director. Such paragraph provides further, however, that to the extent provided by applicable law it will not eliminate or limit the liability of a director “(i) for any breach of the director’s duty of loyalty to the [Registrant] or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.”

Article V of the Registrant’s By-laws provides that the Registrant shall indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, its directors and the officers that have been appointed by the Board of Directors (including persons who serve at the Registrant’s request as a director, officer or trustee of another organization in which the Registrant has any interest, direct or indirect, as a shareholder, creditor or otherwise or who serve at the Registrant’s request in any capacity with respect to any employee benefit plan) to the fullest extent permitted by law, and may indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, such other employees and agents as are identified by the Board of Directors.

Article V of the Registrant’s By-laws gives the Board of Directors of the Registrant the power to authorize the purchase and maintenance of insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer or agent of the Registrant, or who is or was serving at the request of the Registrant as a director, officer or agent of another organization in which the Registrant has any interest, direct or indirect, as a shareholder, creditor or otherwise, or with respect to any employee benefit plan, against any liability incurred by such person in any such capacity, or arising out of such person’s status as such agent, whether or not such person is entitled to indemnification by the Registrant pursuant to Article V or otherwise and whether or not the Registrant would have the power to indemnify the person against such liability.

Subdivision E of Part 8 of the Massachusetts Business Corporation Act (the “MBCA”) authorizes the provisions, described above, contained in Part D Article 6 of the Articles of Organization of the Registrant.

Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such actions.

Item 16. Exhibits

The exhibits filed as part of this registration statement are as follows:

Exhibit
Number    Description of Document

1.1	The form of Equity Underwriting Agreement will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
1.2	The form of Debt Underwriting Agreement will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
4.1*	Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.1).
4.2**	By-laws of the Registrant, as amended and restated as of February 5, 2013 (filed as Exhibit 3.1).
4.3***	Specimen common stock certificate (filed as Exhibit 4.1).
4.4	Form of Senior Indenture (filed herewith).
4.5	Form of Subordinated Indenture (filed herewith).
4.6
The form of any Senior Debt Security with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.

4.7
The form of any Subordinated Debt Security with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report on the Registrant of Form 8-K and incorporated hereby by reference.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered (filed herewith).
12.1
A Statement regarding the Computation of Ratio of Earnings to Fixed Charges will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference in connection with any offering of debt securities.

23.1	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP (filed herewith).
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1 herewith).
24.1	Power of Attorney (included on signature page).
25.1
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture or Senior Indenture will be filed, if necessary, separately in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

__________

*
Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q, as filed with the Commission on August 11, 2008, File No. 000-19319.

**
Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s current report on Form 8-K, as filed with the Commission on February 11, 2013, File No. 000-19319.

***	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s registration statement on Form S-1, Registration No. 33-40966.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)    That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)    To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on March 1, 2013.

VERTEX PHARMACEUTICALS INCORPORATED

By: /s/ Jeffrey M. Leiden
Jeffrey M. Leiden
Chairman, Chief Executive Officer and President

We, the undersigned officers and directors of Vertex Pharmaceuticals Incorporated, hereby severally constitute and appoint Jeffrey M. Leiden, Ian F. Smith, Kenneth L. Horton and Valerie L. Andrews, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                 Date

By: /s/ Jeffrey M. Leiden	Chairman, Chief Executive Officer March 1, 2013
Jeffrey M. Leiden            and President (principal executive officer)

By: /s/ Ian F. Smith         Executive Vice President and    Chief            March 1, 2013
    Ian F. Smith            Financial Officer (principal financial officer)

By: /s/ Paul M. Silva         Senior Vice President and Corporate            March 1, 2013
    Paul M. Silva            Controller (principal accounting officer)

By: /s/ David Altshuler         Director                        March 1, 2013
    David Altshuler

By: /s/ Joshua S. Boger         Director                        March 1, 2013
    Joshua S. Boger

By: /s/ Matthew W. Emmens         Director                        March 1, 2013
    Matthew W. Emmens

By: /s/ Yuchun Lee         Director                        March 1, 2013
    Yuchun Lee

By: /s/ Terrence C. Kearney         Director                        March 1, 2013
    Terrence C. Kearney

By: /s/ Margaret G. McGlynn         Director                        March 1, 2013
    Margaret G. McGlynn

By: /s/ Wayne J. Riley         Director                        March 1, 2013
    Wayne J. Riley

By: /s/ Bruce I. Sachs         Director                        March 1, 2013
    Bruce I. Sachs

By: /s/ Elaine S. Ullian         Director                        March 1, 2013
    Elaine S. Ullian

EXHIBIT INDEX

Exhibit
Number    Description of Document

1.1	The form of Equity Underwriting Agreement will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
1.2	The form of Debt Underwriting Agreement will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.
4.1*	Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.1).
4.2**	By-laws of the Registrant, as amended and restated as of February 5, 2013 (filed as Exhibit 3.1).
4.3***	Specimen common stock certificate (filed as Exhibit 4.1).
4.4	Form of Senior Indenture (filed herewith).
4.5	Form of Subordinated Indenture (filed herewith).
4.6
The form of any Senior Debt Security with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.

4.7
The form of any Subordinated Debt Security with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report on the Registrant of Form 8-K and incorporated hereby by reference.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered (filed herewith).
12.1
A Statement regarding the Computation of Ratio of Earnings to Fixed Charges will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference in connection with any offering of debt securities.

23.1	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP (filed herewith).
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1 herewith).
24.1	Power of Attorney (included on signature page).
25.1
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture or Senior Indenture will be filed, if necessary, separately in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

__________

*
Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q, as filed with the Commission on August 11, 2008, File No. 000-19319.

**
Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s current report on Form 8-K, as filed with the Commission on February 11, 2013, File No. 000-19319.

***	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s registration statement on Form S-1, Registration No. 33-40966.